UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 13, 2018

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03    Bankruptcy or Receivership.

On December 13, 2018, White Eagle Asset Portfolio, LP, Emergent Capital, Inc.’s (the "Company") wholly-owned indirect Delaware subsidiary ("White Eagle"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Chapter 11 case is being administered under case number 18-12808 (the "White Eagle Chapter 11 Case").

The commencement of the White Eagle Chapter 11 Case would constitute a default and event of default under the terms of the Amended and Restated Indenture between the Company and Wilmington Trust, National Association, as indenture trustee (the "Senior Note Indenture") relating to the Company’s 8.5% Senior Secured Notes due 2021 (the "Senior Notes") and the Indenture between the Company and U.S. Bank, National Association, as indenture trustee (the "Convertible Note Indenture") relating to the Company’s 5.0% Senior Unsecured Convertible Notes due 2023 (the "Convertible Notes"). However, such defaults and events of default and their consequences were waived in advance of the White Eagle Chapter 11 Case by holders of all of the outstanding principal amount of the outstanding Senior Notes and by holders of a majority of the outstanding principal amount of the outstanding Convertible Notes, and consequently, the Company believes that no defaults, events of default or acceleration of the payment obligations thereunder, including principal or accrued interest, occurred under either the Senior Note Indenture or the Convertible Note Indenture.

The commencement of the White Eagle Chapter 11 Case, together with the related filings of Chapter 11 cases for Lamington Road Designated Activity Company (formerly known as Lamington Road Limited), the Company’s wholly-owned indirect Irish subsidiary ("Lamington"), and White Eagle General Partner, LLC, the Company’s wholly-owned indirect Delaware subsidiary ("WEGP") on November 14, 2018 (collectively with the White Eagle Chapter 11 Case, the "Chapter 11 Cases"), constitutes an event of default under White Eagle’s revolving credit facility (the "Credit Facility"), resulting in the principal and accrued interest due from White Eagle thereunder becoming immediately due and payable. Lamington and WEGP have pledged their respective interests in White Eagle to secure its obligations under the Credit Facility. Any efforts by LNV Corporation, the lender under the Credit Facility ("LNV"), or CLMG Corp., the administrative agent under the Credit Facility ("CLMG"), to enforce repayment by White Eagle and/or such pledges by Lamington and WEGP of their respective interests in White Eagle in connection with the Credit Facility are automatically stayed as a result of the commencement of the Chapter 11 Cases and LNV’s and CLMG’s rights of enforcement in respect of the Credit Facility are subject to the applicable provisions of the Bankruptcy Code. The previously announced Standstill Agreement among White Eagle, LNV and CLMG expired prior to the filing of the White Eagle Chapter 11 Case.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
December 14, 2018

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer